UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]	Preliminary information statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive information statement

KSIX MEDIA HOLDINGS, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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KSIX MEDIA HOLDINGS, INC.

10624 South Eastern Avenue, Suite A-910
Henderson, Nevada 89052

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

November 6, 2017

To the Holders of Common Stock of KSIX Media Holdings, Inc. (the “Company”):

KSIX Media Holdings, Inc., a Nevada corporation (the “Company”), on October 30, 2017, obtained written consents from stockholders holding a majority of the outstanding voting stock of the Company to approve an amendment of the Company’s articles of incorporation, as amended, to change the name of the Company to Surge Holdings, Inc.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.

The board of directors of the Company has unanimously approved the above actions.

Under Section 78.320 of the Nevada Revised Statutes, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholders holding a majority of the outstanding shares of voting stock of the Company approved the foregoing actions. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing actions by less than unanimous written consent of the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Brian Cox
Brian Cox
President

Las Vegas, Nevada November 6, 2017

KSIX MEDIA HOLDINGS, INC.

Information Statement Pursuant to Section 14C
Of the Securities Exchange Act of 1934

CONCERNING CORPORATE ACTION AUTHORIZED

BY WRITTEN CONSENT OF A MAJORITY OF THE SHAREHOLDERS

November 6, 2017

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

General Information

This Information Statement is being furnished to the stockholders of KSIX Media Holdings, Inc., a Nevada corporation (“Company,” “we,” “us” or “our”), to advise them of the corporate action described herein, which has been authorized by the written consent of stockholders owning a majority of the Company’s voting stock, in accordance with the requirements of the Chapter 78 of the Nevada Revised Statutes and the Company’s bylaws.

This Information Statement will first be mailed to stockholders on or about November 27, 2017, and is being furnished for informational purposes only. Again, the Company is neither requesting any existing shareholder of record for a proxy with regards to the corporate actions described in this Information Statement nor are any existing shareholders responsible to take any action in furtherance of its contents.

Our board of directors has determined that the close of business on October 30, 2017 is the record date (“Record Date”) for the stockholders entitled to receive notice about the corporate actions set forth herein regarding the Company’s authorization to amend its articles of incorporation to change the name of the Company to Surge Holdings, Inc. The foregoing amendment is referred to herein as the “Action.”

Under Section 78.320 of the Nevada Revised Statutes, any action required or permitted by the Nevada Revised Statutes to be taken at a meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by stockholders holding at least a majority of the voting power.

As of the Record Date, Brian Cox, who owned of record 10,000,000 shares of Series “A” Preferred Stock (“Series A Preferred Stock”) and 12,000,000 shares of our common stock (“Common Stock”), representing, in the aggregate, 61.9% of the votes entitled to be cast as of the Record Date, executed and delivered to us a written consent authorizing and approving the Action.

Accordingly, the Action has been approved by the holders of a majority of our outstanding shares of common stock, and no further vote or further action of our stockholders is required to approve the Action. You are hereby being provided with notice of the approval of the Action by less than unanimous written consent of our stockholders. However, under federal law, the Action will not be effective until at least 20 days after this Information Statement has first been mailed to stockholders. Stockholders do not have any dissenter or appraisal rights in connection with the Action at hand.

On October 30, 2017, our board of directors approved the amendment of our articles of incorporation to change the name of the Company to Surge Holdings, Inc. and authorized our officers to deliver this Information Statement.

Our executive offices are located at 10624 South Eastern Avenue, A-910, Henderson, Nevada 89052, and our telephone number is (702) 701-8030.

Interest of Persons in Matters to be Acted Upon

No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of the Actions other than as discussed herein.

OUTSTANDING VOTING SECURITIES

At the time of the stockholder action our issued and outstanding voting securities consisted of shares of Common Stock and Series A Preferred Stock. There were 80,907,035 shares of Common Stock issued and outstanding and 10,000,000 shares of Series A Preferred Stock issued and outstanding as of the Record Date. All 10,000,000 shares of the Series A Preferred Stock are held by our President, Brian Cox.

The rights of Series A Preferred Stock are set forth in the Certificate of Designations which became effective on May 6, 2016. The holders of shares of Series A Preferred Stock have the right to vote on any and all matters along with the holders of the Common Stock of the Company as a single class. Each share of Common Stock is entitled to one vote on all matters submitted to the holders of Common Stock for their approval. Each share of Series A Preferred Stock is entitled to vote the equivalent of ten (10) shares of Common Stock for each one (1) share of Series A Preferred Stock held. As such, the written consent of a majority of the outstanding shares of Common Stock and the outstanding shares of Series A Preferred Stock, voting together as a single class, was necessary to authorize the Action described herein.

INFORMATION ON CONSENTING STOCKHOLDERS

As stated above, under Section 78.320 of the Nevada Revised Statutes, any action required or permitted by the Nevada Revised Statutes to be taken at a meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by stockholders holding at least a majority of the voting power.

As of the Record Date, Brian Cox (our President), who then owned of record approximately 10,000,000 shares of Series A Preferred Stock (e.g. which would vote 100,000,000 shares of Common Stock on all matters put to a vote of the common stockholders), and 12,000,000 shares of our common stock (“Common Stock”). As such, Mr. Cox held shares eligible to vote 61.9% of our outstanding shares of voting stock as of the Record Date. Mr. Cox has executed and delivered to us a written consent authorizing and approving the Action set forth in this Information Statement.

ACTION: TO CHANGE THE NAME OF THE COMPANY TO SURGE HOLDINGS, INC.

The sole action set forth in this Information Statement is to amend the Articles of Incorporation of the Company to change the name of the Company to Surge Holdings, Inc.

On October 30, 2017, our Board of Directors approved, subject to receiving the approval of one holder of a majority of our outstanding capital stock (See “Information on Consenting Shareholder” infra), an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), to change the name of the Company to Surge Holdings, Inc. The Majority Stockholder approved the amendment of the Articles of Incorporation pursuant to a written consent dated as of October 30, 2017. The Amended Articles effecting the change of name will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of the Definitive Information Statement to the existing shareholders of the Company.

Reasons for the Name Change

Our Board believes it is in our best interests and the best interests of our stockholders to change the name of the Company to more accurately reflect changes in the Company’s business focus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on October 30, 2017 by: (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock; (ii) each director and officer; and (iii) all officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner [1]	Title of Beneficial Owner	Amount of BeneficialOwnership	% of Class [2]
	Carter Matzinger	Director
Common	10624 S. Eastern, Suite A-910		24,778,761	30.63%
	Henderson, NV 89052

Common	Anthony P. Nuzzo Jr.[3] 1930 Thoreau Drive, Suite 100 Schaumberg, IL 60173	Director	3,400,000	4.20%

Common	Kevin Brian Cox[4] 3124 Brother Blvd. #104 Bartlett, TN 38133	Chairman, Director, President and Chief Executive Officer	12,000,000	14.83%

Series A Preferred			10,000,000[5]	100%

Common	David C. Ansani 1930 Thoreau Drive Suite 100 Schaumburg, IL 60173	Director	0	0.00%

Common	Manuel Flores 18 South Merrill Street Park Ridge, IL 60068	Director	0	0.00%

Common	All Directors & Officers as a Group		40,178,761	49.66%

Series A Preferred			10,000,000	100%

Notes:

(1) The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned;

(2) based on 80,907,035 shares of common stock outstanding as of October 30, 2017;

(3) Includes 1,600,000 shares owned by Anthony P. Nuzzo Jr. and 1,800,000 shares owned by BCAN Holdings, LLC, a Nevada limited liability company, of which Mr. Nuzzo is managing member;

(4) Includes 11,000,000 shares owned by Kevin Brian Cox and 1,000,000 shares owned by EWP Communications, LLC, a Tennessee liability company, of which Mr. Cox is a beneficial owner.

(5) Each share of Series A Preferred Stock is entitled to vote ten (10) shares of Common Stock for each one (1) share of Series A Preferred Stock held.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Nevada Revised Statutes, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on or after November 20, 2017.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on October 30, 2017, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the filing of the Definitive Information Statement.

This Information Statement is being mailed on or about November 16, 2017 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Dated: November 6, 2017	By Order of the Board of Directors,

/s/ Brian Cox
Brian Cox, President